Exhibit 10.55

ECONOMIC DEVELOPMENT

COMMUNITY INVESTMENT FUND PROGRAM

FORGIVABLE LOAN AGREEMENT

(NewLink Genetics Corporation)

ARTICLE 1.0 — GENERAL

1.1                                 Identification of Parties.  This Agreement is entered into by and between the City of Ames, Iowa and the Ames Chamber of Commerce, jointly, as Lenders (hereafter referred to as the “Lenders”) and NewLink Genetics Corporation (hereinafter referred to as the “Borrower”).

1.2                                 Statement of Purpose.  WHEREAS, as part of its policy to foster economic development, the Lenders have adopted a program of financial assistance to selected business enterprises by means of loans made in accordance with an adopted loan policy known as THE COMMUNITY INVESTMENT FUND; and,

WHEREAS, the Lenders have agreed to loan up to the amount of four-hundred thousand dollars ($400,000.00) to the Borrower to assist in a certain project; and,

WHEREAS, the Borrower has made application to the City of Ames, Iowa, for this loan; and

WHEREAS, the Borrower has qualified and been approved for such a loan and has agreed to the conditions of the receipt of such a loan;

NOW, THEREFORE, the parties hereto, in consideration of the premises, do agree as follows:

1.3                                 The Forgivable Loan.  The Lenders agree, upon the terms and conditions hereinafter set forth, to make a forgivable loan of money to the Borrower in a total amount not to exceed $400,000.00 in order to assist in the financing of the project described in Article 2.2 of this Agreement.  The obligation of the Borrower to repay the loan shall be evidenced by a Promissory Note of the Borrower to the Lenders in the amount of $400,000, setting forth an obligation to repay the said amount in one lump sum plus interest if the loan is not forgiven as herein provided.  In the event the Borrower fails to receive and/or spend the full face amount of any loan as set out herein and in said Promissory Note, then the amount of the loan shall be reduced accordingly.

1.4                                 Reports.  The Borrower shall submit the following reports:

Report	Due Date
Expenditure Report	Monthly

Quarterly Finance & Progress Report	10th of month following the end of each quarter

Final Progress Report	Within 30 days of project completion

1.5                                 Assurances.  The representations appearing in the Borrower’s application to the

Lenders for the loan are incorporated herein and made a part of this agreement.

ARTICLE 2.0 — BORROWER’S PROJECT

2.1                                 Statement of Work and Services.  The Borrower shall perform in a satisfactory and proper manner, as determined by the Lenders, the activities described in the approved application, Attachment “B” to this Agreement.  This Attachment is hereby made a part of this Agreement by reference.  In addition, Borrower’s activities shall conform to the approved Project Budget found in Attachment “B” to this Agreement, and the approved Project Schedule in Attachment “B” to this Agreement.

2.2                                 Project Description.  As more specifically described in Borrower’s approved application to the Lenders, the Project shall be the development, manufacture, and marketing of pharmaceutical products for the diagnosis and treatment of human disease.  The Project shall include the following:

Enter into a five-year building lease with option for extension for an additional five years of not less than Twenty thousand (20,000) square feet within the corporate limits of the City of Ames.

Create or retain a total of one hundred fifty (150) full-time positions located in Ames, Iowa in the course of the funded project.

2.3                                 Conveyance or Disposition of Project.  The Borrower shall not sell, transfer, convey, lease or otherwise dispose of the Project or of any part thereof, without the consent of the Lenders until the date on which this loan has been fully repaid.

2.4                                 Cost Sufficiency.  The Lenders do not make any warranty, either expressed or implied, that the proceeds of the loan available for payment of the costs of the Project will be sufficient to pay all the costs which will be incurred in that connection.  The Lenders are under no obligation to advance funds in addition to those specified in this Agreement.

ARTICLE 3.0 — BORROWER’S CONTRIBUTION TO THE PROJECT

3.1                                 Source(s) of Other Contributions (as stated in Borrowers’ Loan Application).

3.2                                 The obligation of the Borrower to pay the principal and interest on this loan and to perform its other obligations as described within this loan agreement will be secured by a security interest in and to certain property now owned or hereafter acquired by Borrower, together with the proceeds, products, increase, issue, accessions, attachments, accessories, parts, additions, repairs, replacements and substitutes of, to any or all of the foregoing.

ARTICLE 4.0 — TERMS OF THE LOAN

4.1                                 Maximum Amount of Loan.  It is expressly understood and agreed that the maximum amount to be loaned to the Borrower by the Lenders shall be $400,000.00.

4.2                                 Loan Rate.  The Lenders and Borrower agree that all funds loaned to Borrower shall be at an interest rate of 6.50%, with a principal and interest payment due per the terms of this agreement.  No amount will be due if the Borrower meets all the terms of the forgivable loan.

4.3                                 Loan Term.  The Lenders and Borrower agree that the term of the loan shall be five years from the 10TH day of MARCH, 20~~09~~.10

4.4                                 At the end of two years from the initial disbursement of loan proceeds, the borrower shall provide documentation of job retention and creation in the City of Ames relate to the project described in section in section 2.2 above.  If the Borrower has created/retained a total of seventy (70), full-time jobs, no amount will be due.  If the Borrower has not created/retained a total seventy (70), full-time jobs, the Borrower shall pay the Lenders $3,130.58 in principal and interest for each full-time position below the target of seventy (70).

4.5                                 Loan Repayment.  If, at the end of five years following initial disbursement of the loan proceeds, a total of one-hundred fifty (150) full-time equivalent positions of employment have not been created as stated in 2.2 above, Borrower shall pay $3,130.58 in principal and interest for each promised job not created.  The Lenders shall deduct any principal and interest paid under section 4.4, total repayment of principal and interest paid by the borrower shall not exceed $469,587.

ARTICLE 5.0 — CONDITIONS OF PAYMENT OF LOAN FUNDS TO BORROWER

5.1                                 Requisition for Payment.

a.                                       Payments to the Borrower.  All payments to the Borrower shall be subject to the receipt by the Lenders of a requisition for payment.  The requisition shall be made according to the format specified by the Lenders.  Loan proceeds shall be disbursed to the Borrower when certain Project components are completed by the Borrower.

The Lenders will fund $200,000 of the loan when the Borrower provides documentation of a five-year lease agreement with option for a five-year extension for a minimum of 20,000 square feet within the corporate limits of the City of Ames.

The Lenders will fund $100,000 of the loan when the Borrower occupies the leased building described in the preceding paragraph;

The Lenders will fund $100,000 of the loan when the Borrower provides documentation of 70 qualified full-time employment positions at the building described in this project.

b.                                      Supporting Evidence to Accompany Requisition.  The Borrower shall submit to the Lenders such supporting evidence as may be reasonably required by the Lenders to substantiate all payments which are requested and to substantiate all payments then made with respect to the project.  In addition, the Lenders may require the Borrower to secure and provide evidence to the Lenders of lien waivers from any contractor or subcontractor for all work done and for all materials furnished by them for the project.

5.2                                 Time of Requisitions.  Borrower shall requisition loan funds per the provisions of paragraph 5.1.

5.3                                 Use of Loan Proceeds.  Borrower understands and agrees that loan proceeds shall not be spent on any other purpose(s) or projects(s) than that described in Article 2.2.

5.4                                 Suspension of Payments.  The Lenders shall have the right to suspend, withhold, or delay loan payments to the Borrower if it is determined that the Borrower’s project has been changed, interrupted, or significantly delayed or if the Borrower is found to be not in compliance with any provision of this Agreement.

5.5                                 Promissory Note Required.  The Lenders shall not provide loan funds to the Borrower prior to the completion and execution of the promissory note, Attachment “A” to this Agreement.

ARTICLE 6.0 — LOAN REPAYMENT

6.1                                 Repayment Schedule.  Repayment of the loan shall be made by the Borrower to the Lenders as specified in the terms of this agreement.

6.2                                 Default.  If any of the following events (“Event of Default”) shall occur and be continuing, the Lenders may declare the Borrower to be in default:

a.                                       Any representation or warranty made by the Borrower under or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

b.                                      The Borrower shall fail to perform or observe any other term or condition contained in this Agreement and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lenders; or

c.                                       Execution shall have been levied against the project or any lien creditors sued to enforce a judgment against the project, or such other proceeding shall have been brought and shall continue unstayed and in effect for a period of more than thirty (30) consecutive calendar days; or

d.                                      The Borrower not shall sell, transfer, lease or convey the project, or any part thereof, except as herein provided, without the prior written consent of the Lenders.

e.                                       If Borrower’s Project related business leaves Ames, Iowa before five years from the date of this agreement, then liquidated damages in the amount of $200,000 are due and payable to the Lenders along with the balance of principal and interest due on the loan.  Said damages pertain to lost economic development.

6.3                                 Actions Upon a Declaration of Default.  Upon declaration of default by the Lenders, the Lenders may:

a.                                       By notice to the Borrower, declare the loan payable under the Promissory Note and this Agreement to be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

b.                                      Take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts including principal, interest and liquidated damages then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.  No remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

6.4                                 Form of Payments.  All payments of principal, interest, or penalty, hereunder, or under the promissory note, shall be checks made payable to the City of Ames.

ARTICLE 7.0 — ADMINISTRATIVE REQUIREMENTS

7.1                                 Accounts and Records.  The Borrower shall maintain books, records, documents and other evidence pertaining to all costs and expenses incurred and revenues acquired under this Agreement to the extent and in such detail as will properly reflect all costs, direct and indirect, of labor, materials, equipment, supplies, services, and other costs and expenses of whatever nature, for which payment is made with the proceeds of this loan.

7.2                                 Inspection of Records.  Any time during normal business hours and as frequently as is deemed necessary, the Borrower shall make available to the Lenders, for their examination, all of its records, contracts, invoices, payrolls, personnel records, conditions of employment, and all other matters covered by this Agreement.

7.3                                 Monitoring by Lenders.  The Lenders shall have the right to make scheduled and unscheduled visits to the Borrower in order to monitor project performance and compliance with this Agreement.

7.4                                 Audit Requirements.  Borrower shall have an audit of the project conducted by a certified public accountant, to include all income and expenditures of loan proceeds and local cash, if and when called for by the Lenders.

ARTICLE 8.0 — OTHER CONDITIONS

8.1                                 This agreement is, and the Promissory Note, other documents and agreements required by the Agreement when delivered hereunder or pursuant thereto shall be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

8.2                                 Neither the execution, delivery or performance of this Loan Agreement or the Promissory Note, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction in any organizational document or any agreement or instrument to which the Borrower is now a party or by which the Borrower is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Borrower under the terms of any instrument or agreement, other than as provided in this Loan Agreement.

8.3                                 There is no litigation or proceeding pending, or to the knowledge of the Borrower threatened, against the Borrower affecting in any manner whatsoever the right of the Borrower to execute this Agreement or the other agreements required to be executed by the Borrower under the Agreement or the ability of the Borrower to pay the payments required hereunder or to otherwise comply with the Borrower’s obligations contained herein or therein.

8.4                                 The Borrower will comply in all material respects with all applicable laws, rules, ordinances, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Borrower or upon the Borrower’s property except to the extent contested in good faith.

8.5                                 The Borrower agrees that the Lenders shall have no responsibility nor incur any expense for maintenance or preservation of the Project or for the payment of any taxes, assessments or other governmental charges assessed or levied with respect to the Project.

ARTICLE 9.0 — MISCELLANEOUS

9.1                                 Agreement Coverage.

a.                                       This instrument, and any referenced attachments hereto or documents referred to herein, contains the entire agreement between the parties and any statements, inducements or promises not contained herein shall not be binding upon said parties.  This Agreement shall be binding upon the successors in interest of the respective parties.

b.                                      If any of the provisions herein shall be in conflict with the laws of the State of Iowa, or shall be declared to be invalid by any court of record of this state, such invalidity shall be construed to affect only such portions as are declared invalid or in conflict with the law and such remaining portion or portions of the agreement shall remain in effect and shall be construed as if such invalid or conflicting portion of such agreement were not contained herein.

9.2                                 Term of the Agreement.  This Agreement shall be in full force and effect from the effective date hereof and shall continue in effect so long as the loan is outstanding and unpaid or unforgiven.

9.3                                 Maintenance of the Project and Insurance.  The Borrower covenants that, so long as the loan is outstanding and unpaid, the Borrower shall keep, or cause to be kept, the Project in as good repair and condition, as same may be, or may be hereafter placed upon completion, ordinary wear and tear only excepted; and shall not suffer or commit waste or damage upon the Project.  In addition, the Borrower may be required to keep in force insurance, premiums therefore to be prepaid without notice or demand, against loss by fire, tornado, and other hazards, casualties, and contingencies as the Lenders may require on the Project, in an amount not less than the full insurable value of the Project, or not less than the unpaid balance of principal on the loan with such insurance payable to the Borrower and the Lenders as their interests may appear.  The Borrower may be required to deposit such policies with proper riders with the Lenders.

9.4                                 Amendment of this Agreement.  The Lenders or the Borrower may, during the duration of this Agreement, deem it necessary to make alterations to the provisions of this Agreement.  Any changes to this Agreement, which are approved by the Lenders, shall be incorporated into this Agreement.  The provisions of the amendment shall be in effect as of the date of the amendment unless otherwise specified within the amendment.  A waiver of any condition of this Agreement must be in writing from the duly authorized official of the Lenders.

9.5                                 Indemnity, Fees and Expenses.

a.                                       The Borrower will indemnify and save harmless the Lenders and their officers and employees from and against any and all losses, by it or them while it or they are acting in good faith to carry out the transactions contemplated by this Agreement or to safeguard its or their interests or ascertain, determine or carry out its or their obligations under this Agreement or any law or contract applicable to said transaction.

b.                                      The Borrower shall, upon demand, pay to the Lenders the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lenders may incur in connection with the exercise or enforcement of any of the rights of the Lenders hereunder, the failure by the Borrower to perform or observe any of the provisions hereof, the collection of payments due under this Agreement, and any other reasonable expenses of the Lenders related to the Project or this financing (including reasonable attorney’s fees) which are not otherwise expressly required to be paid by the Borrower under the terms of this Agreement.

c.                                       The Borrower agrees to pay all appraisal fees, survey fees, recording fees, license and permit fees and insurance premiums related to Borrower’s Project.

d.                                      It is the intention of the parties that the Lenders shall not incur pecuniary liability by reason of the terms of this Agreement and the Borrower shall indemnify and hold harmless the Lenders (including any person at any time serving as an officer or employee of the Lenders) against all claims by or on behalf of any person, firm or corporation, arising out of the same, and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon.

The obligation of the parties under this Section shall survive the termination of this

Agreement.

9.6                                 Binding Effect: Governing Law.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.  This Agreement shall also inure to the benefit of the Lenders.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa.

9.7                                 Obligations of the Borrower Hereunder Unconditional.  The obligations of the Borrower to make the payments required to perform and observe the other agreements contained herein shall be absolute and unconditional and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Lenders of any obligation to the Borrower, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Borrower by the Lenders and until such time as the principal shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Agreement, the Borrower (i) shall not suspend or discontinue any payments agreed to, (ii) shall perform and observe all other agreements contained in this Agreement, and (iii) shall not terminate this Agreement for any cause, it being the intention of the parties that the payments required hereunder will be paid in full when due without any delay or diminution whatsoever.

9.8                                 Waivers.  No waiver by the Lenders of any default hereunder shall operate as a waiver of any other default or of the same default on a future occasion.  No delay on the part of the Lenders in exercising any right or remedy hereunder shall operate as a waiver thereof.  No single or partial exercise of any right or remedy by the Lenders shall preclude future exercise thereof or the exercise of any other right or remedy.

9.9                                 Additional Provisions.  The following items or requirements are also agreed to:

a.                                       The Borrower represents that it will take all actions necessary, on a best effort basis, to secure the accomplishment of the following benefits to the Lenders:

To create and retain one-hundred fifty (150) permanent full-time jobs, in accordance with 2.2 above, before the end of the loan term, in the City of Ames, Iowa, in addition to the current employee total.

b.                                      Agreement with Business.  Loan proceeds shall not be advanced nor shall loan proceeds be used to reimburse project expenses prior to approval of a loan agreement between the Lenders and Borrower.

9.10                           Suspension and Termination of This Agreement

a.                                       Suspension.  If the Borrower fails to comply with the conditions of this Agreement, the Lenders may, after notice to the Borrower, suspend the Agreement and withhold further payments or prohibit the Borrower from incurring additional obligations of funds, pending corrective action by the Borrower or a decision to terminate.  The Lenders may determine to allow such necessary and proper costs which the Borrower could not reasonably avoid during the period of suspension.

b.                                      Termination for Cause.  The Lenders may terminate this Agreement in whole, or in part, at any time before the date of completion, whenever it is determined that the Borrower has failed to comply with the conditions of the Agreement after notice and reasonable opportunity to cure.  The Lenders shall promptly notify the Borrower in writing of the determination and the reasons for the termination, together with the effective date.  Payments made to Borrower or recoveries by the Lenders under Agreements terminated for cause shall be in accord with the legal rights and liabilities of the parties.  Payments and recoveries may include, but are not limited to the following: Payments may be allowed for costs determined to be in compliance with this Agreement up to the date of termination, based on audits approved by Lenders.  The Borrower shall return to the Lenders all unspent funds within one week of notice of termination.  Further, any costs previously paid by the Lenders which are subsequently determined to be unallowable through audit shall be returned to the Lenders within thirty (30) days of such determination.

9.11                           Litigation.  The Borrower agrees to pay the costs of any litigation arising from the failure of the Borrower to comply with this Agreement or resulting from the negligence or incompetence of the Borrower.  Furthermore, the Borrower shall indemnify and save harmless the Lenders from suits, actions or claims of any character brought for or on account of any injuries or damages received by any person or property resulting from operations of the Borrower or any persons working under him, carrying out the terms of this Agreement.

IN WITNESS THEREOF, the parties hereto have executed this Agreement on the day and year last specified below:

CITY OF AMES, IOWA		AMES CHAMBER OF COMMERCE

By:	/s/ Ann H. Campbell	By:	/s/[illegible]

Date:	12-08-09	Date:	12/16/09

Attest:	/s/ Diane R. Voss	Attest:	/s/ Cindy Doolittle
Diane R. Voss, City Clerk

NEWLINK GENETICS CORPORATION

By:	/s/ Gordon Link

Date:	3/10/10

Attest:	/s/ Sandra Carroll

ECONOMIC DEVELOPMENT COMMUNITY INVESTMENT FUND

PROMISSORY NOTE

FOR VALUE RECEIVED, NewLink Genetics Corporation (the MAKER), promises to pay to the order of the City of Ames, Story County, Iowa, and the Ames Chamber of Commerce d/b/a Ames Economic Development Commission, jointly (the LENDERS), at such place as may be designated from time to time by the holder of this Note, the principal sum of $400,000 to be paid or forgiven pursuant to the terms of the Economic Development Community Investment Fund Program Forgivable Loan Agreement herein described.

In the event the MAKER fails to requisition and spend the full face amount of the loan as set out above and as set out in the Loan Agreement, then the amount of each installment payment shall be reduced accordingly in equal amounts.

If default is made in the payment of this Note, the entire principal shall at once become due and payable without notice at the option of the LENDERS, and thereupon the MAKER agrees to pay all costs of collection, including attorney fees.  Failure to exercise this option shall not constitute a waiver of the right to declare the entire principal amount of this Note due and payable at once at any subsequent time.

If, based on the activity of the MAKER, the LENDERS determine that their position is insecure, LENDERS shall give notice to MAKER and MAKER shall then have up to ten days to provide evidence to LENDERS of their secure position.  If MAKER fails to provide satisfactory evidence to LENDERS, the entire principal shall at once become due and payable at the option of the LENDERS, and thereupon the MAKER agrees to pay all costs of collection, including attorney fees.  Failure to exercise this option shall not constitute a waiver of the right to declare the entire principal amount of this Note due and payable at once at any subsequent time.  Activities of the MAKER that could lead the LENDERS to determine that their position is insecure include, but are not limited to, disposing of assets essential to continuing business operations, nonpayment of payroll taxes, receipt of notice of back wages owed to employees of the MAKER, or receipt of a statement by the company auditor expressing doubts about the MAKER’S ability to continue as a going concern.

MAKER represents and warrants that the extension of credit evidenced by this Note is for the purposes described in the Loan Agreement.

This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement dated the 10TH day of MARCH, 20~~09~~10, (the “Loan Agreement”) between the MAKER and the LENDERS.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  This Note is secured by a UCC-1 Financing Statement.

NewLink Genetics Corporation

By:	/s/ Gordon Link

Attachment A

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Attachment B
MUST BE FILED IN PLANNING & HOUSING
Effective Date: August 4, 2004

Revolving Loan Fund Application

Instructions for Financial Assistance
from the City of Ames, Iowa

1.               Application Packet.  Be sure to complete and submit all the required materials that are part of this Application Packet. Failure to do so will result in a delay in accepting your application until it is complete. Only typed applications will be accepted and reviewed.

The “Application Packet” for Financial Assistance from the City of Ames Revolving Loan Fund includes the following:

•                  Application Form (This form must be filled out completely for all applications.)

•                  Supporting Information (Each listed item must be addressed.)

•                  Checklist (required submittals/attachments)

2.               Filing. All required information and materials must be filed with the:

Department of Planning and Housing
Room 214, City Hall
515 Clark Avenue
Ames, Iowa 50010

IF YOU HAVE ANY QUESTIONS WHILE COMPLETING THIS APPLICATION
PLEASE CONTACT THE DEPARTMENT OF PLANNING AND HOUSING

Phone: 515-239-5400
FAX: 515-239-5404
E-mail: jpietruszynski@city.ames.ia.us

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Revolving Loan Fund Application

Application for Financial Assistance
from the City of Ames, Iowa
(This form must be filled out completely before your application will be accepted.)

1. Business Name:	NewLink Genetics

Address:	2901 South Loop Drive, Suite 3900 Ames, IA 50010
	(Street)	(City)	(State)	(Zip)

Telephone:	515-296-3530		515-296-3556
	(Business)		(Fax)

Business Federal ID#:	42-1491350	www site:	www.newlinkgenetics.com

2. Company Officer Authorized to Obligate Business:		Dr. Charles Link

Address:	same as above in answer #1
	(Street)	(City)	(State)	(Zip)

Telephone:	same as above in answer #1
	(Home)	(Business)	(Fax)

E-mail:	clink@linkp.com

3. Amount of Funds Requested:	$200,000 forgivable loan

I certify that I have submitted all the required information to apply for the City of Ames Revolving Loan Fund and that the information is factual.

Signed by:	/s/Charles Link	Date:
(Obligator)

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Revolving Loan Fund Application

Supporting Information for Financial Assistance
from the City of Ames, Iowa
(This form must be filled out completely before your application will be accepted.)

1. Description of Business.  Include history, if new, proposed markets, products or services provided, management structure.  (The applicant’s explanation may be attached on a separate sheet if sufficient space is not provided):  NewLink Genetics Corporation is a biopharmaceutical company developing novel drugs and functional genomics solutions with a primary focus on cancer.  The successful completion of the Human Genome Project signals a new age in medical discovery centered around protein research.  The rapidly growing knowledge base of the human genome provides an unprecedented opportunity to launch a revolutionary paradigm for drug discovery based on protein analysis.

NewLink remains steadfast in its primary focus to take novel treatments and diagnostics through the clinical trials process and bringing products to market.  The company is currently conducting Phase I/II clinical trials with its proprietary HyperAcute™ vaccine technology.  The Food and Drug Administration has accepted NewLink’s Investigational New Drug applications for the HyperAcute™ vaccine technology allowing us to proceed with clinical trials treating patients with advanced lung cancer, breast cancer, prostate cancer, pancreatic caner, and malignant melanoma.  The company’s lung, breast, and prostate vaccine trials are currently enrolling patients at various trial centers.

2.               Project Description.  Explain the need for the Revolving Loan Fund Assistance being requested.  (The applicant’s explanation may be attached on a separate sheet if sufficient space is not provided):  The company plans to buy or have options on approximately 20 acres of land at the ISU Research Park.  NewLink Genetics plans to develop a campus for its operations at the ISU Research Park.  Over the next five years, the company plans to construction two facilities for its expanding manufacturing, office and R&D operations and for its affiliated companies.  The company plans to begin construction in the fall/winter of 2005 a 25,000 to 28,000 sq. ft. building.  Anticipated completion date is the fall of 2006.  In 2010, the company anticipates to begin construction on an additional 25,000 sq. ft. building.

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Has any part of this project been started? ☐ Yes ☒ No

Does the project involve relocation of economic activity from elsewhere? ☐ Yes ☒ No

If yes, please explain:

3.               Job Creation/Retention (Full Time Equivalents):

150	Number of permanent jobs created as a result of this project.

11	Number of permanent jobs created within 12 months of loan award.

24	Number of permanent jobs created within 24 months of loan award.

(Cumulative includes 12 month figure)

36	Number of permanent jobs retained as a result of the project.

150	Number of permanent jobs with average wages of $40,000.

What percentage of sales will be outside the State of Iowa? 95 to 99%

What percentage of sales will be within the City of Ames? 0 to 1%

4.               Description of the Proposed Financial Package:

	Amount	Type	Rate	Term
Business Contribution	30,780,000	Equity/Internal Cash flow
State Assistance*
Conventional Assistance
Business Contributions
Local Participation - City	200,000	Forgivable Loan
Other - AEDC	200,000	Forgivable Loan
Other

*State has awarded the company a $6 million forgivable loan from the Iowa Values Fund. The company has reached several milestones and has received $4 million.

5.               List the Names of the Business Owners and the percent of ownership held by each:

Names are contained in the business plan

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7.               In What Form is the Business Contribution to the Project? Please explain clearly (i.e. Sale of Stock, Equity Investments, Subordinated Debt, etc.): Equity Investments

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Revolving Loan Fund Application

Checklist for Financial Assistance
from the City of Ames, Iowa
Required Submittals/Attachments

☐            Business Plan

☐            Profit and Loss Statements — 3 year historical and 2 year projections

☐            Balance Sheets — 3 year historical and 2 year projections

☐            Spread Sheet.

☐            Letter from Business Committing to Project and Job Creation.

☐            Commitment Letter, letter of Credit from Lender.

☐            Business Federal Tax Returns (Past 3 years).

☐            Individual Federal Tax Returns of Principal Owners if required.

☐            Resumes of Principal Owners and Key Management Personnel.

☐            Verification of loans or grants from private lenders, federal, and state programs.

☐            Letter of commitment from borrower indicating amount of equity into project and documentation.

☐            Corporate resolution authorizing the application for Revolving Loan Funds.

☐            Corporate signatory authorization naming an officer to execute the Application and Loan Documents, if approved.

☐            Others (Please specify):

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